                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       NEW AMERICAN HEALTHCARE CORPORATION
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                62-1750169
   ---------------------------------              ----------------------
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)              Identification Number)


                          109 Westpark Drive, Suite 440
                          -----------------------------
                           Brentwood, Tennessee 37027
                          -----------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

        New American Healthcare Corporation Employee Stock Purchase Plan
        ----------------------------------------------------------------
                               (Full Name of Plan)

                               Thomas W. Singleton
            109 Westpark Drive, Suite 440, Brentwood, Tennessee 37027
            ---------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (615) 221-5070
          -------------------------------------------------------------
          (Telephone number, including area code for agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                            Proposed                    Proposed Maximum               Amount of
Title of Securities              Amount to be            Maximum Offering              Aggregate Offering             Registration
to be Registered                 Registered(1)          Price Per Share(2)                    Price                        Fee
----------------                 -------------          ------------------             ------------------            -------------
Common Stock, $0.01 Par Value    2,000,000 Shares              $2.625                       $5,250,000                $1,460

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the Plan.

(2) Pursuant to Rule 457, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the closing bid price of $2.625 per Share, as reported on the New York Stock Exchange on June 9, 1999.


        The Index to Exhibits appears on sequentially numbered page II-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by New American Healthcare Corporation, (the "Company" or the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (1) The Company's Prospectus on Form 424B4 (SEC File No.
             333-57913), filed August 20, 1998.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and September 30, 1998.

         (3) The Company's Current Report on Form 8-K dated November 17, 1998 as amended on Form 8-K/A filed January 14, 1999.

         (4) The Company's Current Report on Form 8-K dated November 18, 1998 as amended on Form 8-K/A filed January 19, 1999.

         (5) The Company's Current Report on Form 8-K dated February 22,
             1999.

         (6) The description of the Company's shares of Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registration Statement on Form S-1 (File Number 333-57913), including any amendment or report filed for the purposes of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The consolidated financial statements and schedule of New American Healthcare Corporation as of March 31, 1998 and 1997, and for the years ended March 31, 1998 and 1997 and period August 16, 1995 (inception) through March 31, 1996, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Doctors Hospital for the period January 1, 1996 through July 31, 1996 and year ended December 31, 1995, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Center Hospital, Inc. for the year ended April 30, 1997, and period June 28, 1995 through April 30, 1996, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Eastwood Hospital, Inc. for the period January 1, 1997 through May 15, 1997 and years ended December 31, 1996 and 1995, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

         The combined financial statements of Woodland Park Hospital, Eastmoreland Hospital, Lander Valley Medical Center and Davenport Medical Center for the periods June 1, 1997 through January 31, 1998, and September 1, 1996 through May 31, 1997, year ended August 31, 1996 and period July 1, 1995 through August 31, 1995, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Puget Sound Hospital as of March 31, 1998 and May 31, 1997, and for the ten months ended March 31, 1998, the nine months ended May 31, 1997, the twelve months ended August 31, 1996 and the three months ended August 31, 1995, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Memorial Hospital of Adel as of June 30, 1998 and 1997 and for the two-years then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION.

         Under the Company's Certificate of Incorporation, and in accordance with Section 145 of the Delaware General Corporation Law (the "Delaware Law"), the Company will indemnify any person made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the Company, and, in criminal actions or proceedings, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the action is settled or otherwise disposed of or the person is adjudged to be liable to the Company, only if and to the extent the court in which such action was brought or, if none, a court of competent jurisdiction determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper.

         The Certificate of Incorporation provides that the Company may indemnify a director or officer for the expenses incurred in defending the proceedings specified above, at the conclusion of or in advance of their final disposition or settlement, and on such terms, to such extent, and subject to such conditions as the Board of Directors shall determine. The Certificate of Incorporation also provides that the Company may, in its sole discretion, indemnify any person who is or was one of its employees or agents or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. The Certificate of Incorporation also provides that such persons are presumed to be entitled to indemnification, and that the burden of proving that such person is not entitled to indemnification is on the Company. Finally, the Certificate of Incorporation provides that if a written claim by such person for indemnification is not paid within 30 days, the claimant may bring suit to recover the unpaid amount, and if successful, may recover attorneys' fees and expenses.

         In addition, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of the Delaware Law. The Company maintains insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on Page II-8 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.           UNDERTAKINGS.

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to partners, directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a partner, director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such partner, director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on June 16, 1999.

                                    New American Healthcare Corporation

                                    By:      /s/ Thomas W. Singleton
                                       ----------------------------------------
                                             Thomas W. Singleton
                                             Chief Executive Officer, President
                                             and Chief Operating Officer

                                    New American Healthcare Corporation
                                    Employee Stock Purchase Plan

                                    By:      /s/ Timothy S. Hill
                                       ----------------------------------------
                                             Timothy S. Hill
                                             Senior Vice President
                                             Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature to the Registration statement appears below hereby appoints Dana C. McLendon, Jr. or Timothy S. Hill and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                                     TITLE                                           DATE
      ---------                                     -----                                           ----
/s/ Thomas W. Singleton                 Chief Executive Officer, President and                   June 1, 1999
-----------------------------           Chief Operating Officer
Thomas W. Singleton

/s/ Dana C. McLendon, Jr.               Senior Vice President - Chief                            June 1, 1999
-----------------------------           Administrative Officer
Dana C. McLendon, Jr.

/s/ Timothy S. Hill                     Senior Vice President and Chief                          June 1, 1999
-----------------------------           Financial Officer
Timothy S. Hill

/s/ Richard H. Stowe                    Director                                                 June 1, 1999
-----------------------------
Richard H. Stowe

/s/ James B. Hoover                     Director                                                 June 1, 1999
-----------------------------
James B. Hoover

/s/ David A. Jensen                     Director                                                 June 1, 1999
-----------------------------
David A. Jensen

/s/ Jeptha W. Dalston                   Director                                                 June 1, 1999
-----------------------------
Jeptha W. Dalston

/s/ Paul B. Queally                     Director                                                 June 1, 1999
-----------------------------
Paul B. Queally

                                  EXHIBIT INDEX



           Exhibit No.                                 Description of Exhibit
           -----------                                 ----------------------
              4.1                 Certificate of Incorporation of Company (incorporated by reference to
                                  Exhibit 3.1 to the Company's Registration Statement No. 333-57913
                                  on Form S-1).
              4.2                 By-Laws of Company (incorporated by reference to Exhibit 3.2 to the
                                  Company's Registration Statement No. 333-57913 on Form S-1).
              4.3                 Employee Stock Purchase Plan.
               5                  Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.
              23.1                Consent of KPMG LLP, Independent Certified Public Accountants.
              23.2                Consent of KPMG LLP, Independent Certified Public Accountants.
              23.3                Consent of KPMG LLP, Independent Certified Public Accountants.
              23.4                Consent of KPMG LLP, Independent Certified Public Accountants.
              23.5                Consent of KPMG LLP, Independent Certified Public Accountants.
              23.6                Consent of KPMG LLP, Independent Certified Public Accountants.
              23.7                Consent of KPMG LLP, Independent Certified Public Accountants.
              23.8                Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
                                  (contained in Exhibit 5).
               24                 Power of Attorney (see signature page).